UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2022

REMITLY GLOBAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	021-344104	83-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(Address of Principal Executive Offices and Zip Code)
(888) 736-4859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RELY	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01    Other Events.

As a result of two members of the Board of Directors (the “Board”) of Remitly Global, Inc. (the “Company”) deciding not to stand for re-election, the three classes of directors of the Company were not approximately the same size. To achieve similar sized classes, the Board determined that one of its members should be reclassified from Class III (with a term expiring at the Company’s 2024 Annual Meeting of Stockholders) to Class I (with a term expiring at the Company’s 2022 Annual Meeting of Stockholders). Accordingly, on April 14, 2022, Mr. Phillip Riese resigned from his current class seat and was immediately appointed to fill a vacancy as a Class I director, with a term ending in 2022. The resignation and reappointment of Mr. Riese was effected solely for the purpose of reclassifying the members of the Board into three classes of as equal size as possible, and for all other purposes, Mr. Riese’s service on the Board is deemed to have continued uninterrupted without any break in service.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Remitly Global, Inc.

Dated: April 18, 2022	By:	/s/ Saema Somalya
Saema Somalya
General Counsel

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